EXHIBIT 23






CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





We hereby consent to the inclusion in this Form 10-SB/A of our report dated October 12, 1996 on our audit of the financial statements of Voyager Group USA-Brazil, Ltd. and Subsidiaries.


/s/
Robison, Hill & Co.
Certified Public Accountants

Salt Lake City, Utah
July 22, 1997